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                  SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

                                  by and among

                                  HITACHI, LTD.

                      (Kabushiki Kaisha Hitachi Seisakusho)

                                       AND

                                 CITIBANK, N.A.,
                                 as Depositary,

                                       AND

           HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES
                                ISSUED HEREUNDER

                                 --------------

                            DATED AS OF [DATE], 2007

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                                Table of Contents

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ARTICLE I.  DEFINITIONS...........................................................................................1
   Section 1.01.  "Hitachi".......................................................................................1
   Section 1.02.  "Depositary"....................................................................................1
   Section 1.03.  "Custodian".....................................................................................2
   Section 1.04.  "Deposit Agreement".............................................................................2
   Section 1.05.  "Stock".........................................................................................2
   Section 1.06.  "Deposited Securities"..........................................................................2
   Section 1.07.  "American Depositary Receipts", "ADR(s)" and "Receipt(s)".......................................2
   Section 1.08.  "American Depositary Shares" and "ADSs".........................................................2
   Section 1.09.  "Record Holder" and "Holder"....................................................................3
   Section 1.10.  "Beneficial Owner"..............................................................................3
   Section 1.11.  "dollars".......................................................................................3
   Section 1.12.  "Securities Act of 1933"........................................................................3
   Section 1.13.  "Registrar".....................................................................................3
   Section 1.14.  "Restricted Securities".........................................................................3
   Section 1.15.  "Restricted ADR(s)" "Restricted ADS(s)" and "Restricted Stocks".................................4
   Section 1.16.  "yen"...........................................................................................4
   Section 1.17.  "Depositary's Agent"............................................................................4
   Section 1.18.  "Unit"..........................................................................................4
   Section 1.19.  "Commission"....................................................................................4
   Section 1.20.  "DTC"...........................................................................................4
   Section 1.21.  "DTC Participant(s)"............................................................................4
   Section 1.22.  "Certificated ADS(s)"...........................................................................4
   Section 1.23.  "Uncertificated ADS(s)".........................................................................4

ARTICLE II.  FORM OF RECEIPTS, DEPOSIT OF STOCK, ISSUANCE AND
               DELIVERY, AND TRANSFER AND SURRENDER, OF RECEIPTS..................................................4
   Section 2.01.  Form and Transferability of ADSs................................................................4
   Section 2.02.  Deposit of Stock; Issuance and Delivery of ADSs in Respect Thereof..............................6
   Section 2.03.  [Intentionally Omitted.]........................................................................7
   Section 2.04.  Transfer of Receipts; Combinations and Split-ups................................................7
   Section 2.05.  Surrender of ADSs and Withdrawal of Deposited Securities........................................8
   Section 2.06.  Limitations on Issuance and Delivery, and Transfer and Surrender, of
                    ADSs..........................................................................................9
   Section 2.07.  Lost Receipts, etc.............................................................................10
   Section 2.08.  Cancellation and Destruction of Surrendered Receipts...........................................10
   Section 2.09.  Exchange of Old Receipts for Receipts Issued Hereunder.........................................10
   Section 2.10.  Certificated/Uncertificated ADSs...............................................................10
   Section 2.11.  Restricted ADSs................................................................................12

ARTICLE III.  CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL
                OWNER OF ADSs....................................................................................13
   Section 3.01.  Filing Proofs, Certificates and Other Information..............................................13
   Section 3.02.  Payment of Taxes or Other Governmental Charges.................................................13
   Section 3.03.  Warranties on Deposit of Stock.................................................................14
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                                Table of Contents
                                   (continued)
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ARTICLE IV.  THE DEPOSITED SECURITIES............................................................................14
   Section 4.01.  Cash Distributions.............................................................................14
   Section 4.02.  Distributions Other Than Cash, Stock or Rights.................................................14
   Section 4.03.  Distributions in Stock.........................................................................15
   Section 4.04.  Rights.........................................................................................15
   Section 4.05.  Conversion of Foreign Currency.................................................................16
   Section 4.06.  Fixing of Record Date..........................................................................16
   Section 4.07.  Voting Rights..................................................................................17
   Section 4.08.  Changes and Reclassifications, Recapitalizations, etc..........................................18
   Section 4.09.  Reports........................................................................................18
   Section 4.10.  Lists of Receipt Holders.......................................................................18
   Section 4.11.  Available Information..........................................................................19
   Section 4.12.  Taxation.......................................................................................19

ARTICLE V.  THE DEPOSITARY, THE CUSTODIAN AND HITACHI............................................................20
   Section 5.01.  Maintenance of Office and Transfer Books by the Depositary;
                    Registrar....................................................................................20
   Section 5.02.  Non-Performance or Delay in Performance by the Depositary or
                    Hitachi or the Custodian or any Depositary's Agent...........................................20
   Section 5.03.  Liability of the Depositary, Hitachi, the Custodian and the
                    Depositary's Agent...........................................................................21
   Section 5.04.  Resignation and Removal of the Depositary; Appointment of
                    Successor Depositary.........................................................................21
   Section 5.05.  The Custodian..................................................................................22
   Section 5.06.  Notices and Reports............................................................................23
   Section 5.07.  Issuance of Additional Stock, etc..............................................................23
   Section 5.08.  Indemnification................................................................................24
   Section 5.09.  Charges and Expenses...........................................................................24
   Section 5.10.  [Intentionally Omitted.].......................................................................25
   Section 5.11.  Withholding of Japanese Tax....................................................................25
   Section 5.12.  Change in Unit.................................................................................25
   Section 5.13.  Pre-Release Transactions.......................................................................25

ARTICLE VI.  AMENDMENT AND TERMINATION...........................................................................26
   Section 6.01.  Amendment......................................................................................26
   Section 6.02.  Termination....................................................................................27

ARTICLE VII.  MISCELLANEOUS......................................................................................27
   Section 7.01.  Agreement May Be Executed in Counterparts; Filing of Copies....................................27
   Section 7.02.  Agreement for Exclusive Benefit of Parties.....................................................27
   Section 7.03.  Effect of Invalidity of Provisions.............................................................28
   Section 7.04.  Holders and Beneficial Owners of ADSs are Parties..............................................28
   Section 7.05.  Notices........................................................................................28
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                                Table of Contents
                                   (continued)
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   Section 7.06.  Appointment of Depositary's Agents.............................................................29
   Section 7.07.  Actions Designed to Prevent Stock Transfer.....................................................29
   Section 7.08.  [Intentionally Omitted.].......................................................................29
   Section 7.09.  Amendment and Restatement......................................................................29
   Section 7.10.  Headings.......................................................................................29
   Section 7.11.  Governing Law and Jurisdiction.................................................................29

Exhibit A         Form of Receipt
Exhibit B         Depositary Fees
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                                      iii

                  SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

            SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT (herein called the "Deposit Agreement"), dated as of [Date], 2007, by and among HITACHI, LTD. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan (herein called "Hitachi"), CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America (herein called the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

                                WITNESSETH THAT:

            WHEREAS, Hitachi desires to amend and restate the amended and restated deposit agreement, dated as of March 6, 1981, as further amended by amendment no. 1 to amended and restated deposit agreement, dated as of February 17, 1982 (the "Old Deposit Agreement");

            WHEREAS, Hitachi desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Common Stock, without par value of Hitachi (herein called "Stock") from time to time with the Depositary or with Mizuho Corporate Bank, Ltd., as agents of the Depositary for the purposes of this Deposit Agreement, and for the issuance of American Depositary Shares in respect of the Stock so deposited;

            WHEREAS, the American Depositary Receipts issued pursuant to the terms of this Deposit Agreement to evidence ADSs are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

            WHEREAS, the ADSs (as hereinafter defined) are listed for trading on The New York Stock Exchange ("NYSE") and (i) the NYSE has eliminated the restrictions it previously imposed on depositary banks' fees and (ii) the NYSE required that securities listed on the NYSE become eligible for the Direct Registration System (the "DRS"); and

            Now, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows :

                                   ARTICLE I.

                                  DEFINITIONS.

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

            SECTION 1.01. The term "Hitachi" shall mean Hitachi, Ltd. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan, and its successors.

            SECTION 1.02. The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, presently having its principal office at 388 Greenwich Street, New York, New York 10013 and its successors as Depositary hereunder; such principal office or any other office designated by the Depositary is herein called the "principal office".

            SECTION 1.03. The term "Custodian" shall mean Mizuho Corporate Bank, Ltd., a corporation having a designated office in Tokyo, Japan, as an agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, pursuant to the terms of Section 5.05, as substitute custodian hereunder.

            SECTION 1.04. The term "Deposit Agreement" shall mean this Second Amended and Restated Deposit Agreement and all exhibits hereto, as the same may time to time be amended and supplemented in accordance with the terms of the Deposit Agreement.

            SECTION 1.05. The term "Stock" shall mean shares of Common Stock of Hitachi, without par value, heretofore validly issued and presently outstanding, fully paid and non-assessable, or hereafter validly issued and outstanding and fully paid and nonassessable, provided that, in no event shall Stocks include the evidence of right to receive Stocks with respect to which the full purchase price has not been paid or Stocks as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur split-up, consolidation, reclassification, exchange, conversion or any other event in respect of the Stocks of Hitachi, the term "Stocks" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

            SECTION 1.06. The term "Deposited Securities" as of any time shall mean Stock at such time deposited under this Deposit Agreement, as a result of deposits of Stock pursuant to Section 2.02, and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section
4.05. The collateral delivered in connection with the Pre-Release Transaction described in Section 5.13 shall not constitute Deposited Securities.

            SECTION 1.07. The term "American Depositary Receipts", "ADR(s)" and "Receipt(s)" shall mean any series the certificate(s) issued by the Depositary to evidence the ADSs issued under the terms of this Deposit Agreement in the form of Certificated ADSs (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of this Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate".

            SECTION 1.08. The term "American Depositary Shares" and "ADSs" shall mean the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners of ADSs pursuant to the terms and conditions of this Deposit Agreement, and if issued as Certificated ADS(s), the ADR(s) issued to evidence such ADSs. ADSs may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADSs (as hereinafter defined), in which case the ADSs are not evidenced by ADRs but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section
2.10. Unless otherwise specified in the Deposit Agreement or in any ADR, or


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unless the context otherwise requires, any reference to ADSs shall include
Certificated ADSs and Uncertificated ADSs, individually or collectively, as the context may require. Each American Depositary Share issued under this Deposit Agreement shall represent ten (10) shares of Stock and any and all other Deposited Securities received by the Depositary and at the time held under this Deposit Agreement in respect to such shares.

            SECTION 1.09. The term "Record Holder" and "Holder" shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any and applicable) maintained for such purpose. A Holder may or may not be a Beneficial Owner of ADSs. If a holder is not the beneficial owner of ADSs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the beneficial owners of ADSs registered in its name. Any reference to Holders of ADRs or ADSs in this Deposit Agreement shall, in the context of Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose.

            SECTION 1.10. The term "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his name. Persons who own beneficial interests in the American depositary shares issued under the terms of the Old Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADSs under the terms hereof.

            SECTION 1.11. The term "dollars" shall mean United States dollars.

            SECTION 1.12. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

            SECTION 1.13. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed to register ADSs as herein provided.

            SECTION 1.14. The term "Restricted Securities" shall mean Stocks, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from Hitachi or any of its affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other affiliate of Hitachi, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Japan, or under a shareholder agreement or the Articles of Incorporation of Hitachi or under the regulations of an applicable securities exchange unless, in each case, such Stocks, Deposited Securities or ADSs are being transferred or sold to persons other than an affiliate of Hitachi in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933 (as defined herein), and the Stocks, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.


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            SECTION 1.15. The term "Restricted ADR(s)" "Restricted ADS(s)" and
"Restricted Stocks" shall have the respective meanings set forth in Section
2.11.

            SECTION 1.16. The term "yen" shall mean Japanese yen.

            SECTION 1.17. The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in
Section 7.06.

            SECTION 1.18. The term "Unit" shall mean 1000 shares of Stock or, if the Articles of Incorporation of Hitachi provide for any other number of shares of Stock as a unit of shares, such other number of shares of Stock (as such Articles of Incorporation may be amended from time to time).

            SECTION 1.19. The term "Commission" shall mean the United States Securities Exchange Commission or any successor governmental agency thereto in the United States.

            SECTION 1.20. The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

            SECTION 1.21. The term "DTC Participant(s)" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

            SECTION 1.22. The term "Certificated ADS(s)" shall have the meaning set forth in Section 2.10 of this Deposit Agreement.

            SECTION 1.23. The term "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.10 of this Deposit Agreement.

                                   ARTICLE II.

         FORM OF RECEIPTS, DEPOSIT OF STOCK, ISSUANCE AND DELIVERY, AND
                      TRANSFER AND SURRENDER, OF RECEIPTS.

            SECTION 2.01. Form and Transferability of ADSs.

                  (a) Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved or printed or lithographed or printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any whole number of American Depositary Shares. Such Receipts shall be dated, executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary, counter executed by the manual or facsimile signature of a duly authorized signatory of the Registrar and registered in the books


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

maintained by the Registrar or Depositary for the registration of issuances and transfers of ADSs. No Receipt and no Certificated ADSs evidenced thereby shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time the proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts or of the execution of this Deposit Agreement.

                  (b) Legends. The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable laws or regulations or with the rules and regulations of any securities exchange upon which ADSs may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular ADSs are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise. If required by any stock exchange to which application is made to list the ADSs, Hitachi may authorize the exchange of Receipts for other Receipts printed and engraved in the manner required by such stock exchange.

                  (c) Title. Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery of such Receipt with the same effect as in the case of a certificated security under the laws of the State of New York, provided, however, until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof for the time being as the absolute owner thereof (notwithstanding any notation of ownership or other writing therein made by anyone) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and for all other purposes. Neither the Depositary nor Hitachi shall have any obligation nor be subject to any liability under this Deposit Agreement or any ADR to any holder or any Beneficial Owner of ADSs unless such holder is the Holder registered on the books of the Depositary, or in the case of a Beneficial Owner of ADSs, such Beneficial Owner or the Beneficial Owner's representative, is the Holder registered in the books of the Depositary.

                  (d) Book Entry System. The Depositary has made arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co."). As such, the nominee for DTC will be the only "Holder" of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by a single ADR in the form of a "Balance Certificate," which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.


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

The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

            SECTION 2.02. Deposit of Stock; Issuance and Delivery of ADSs in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement,
(1) any person thereof may deposit Stock under this Deposit Agreement by delivering to the Custodian (or to the Depositary as hereinafter provided in this Section 2.02) the Stock to be deposited, accompanied by a proper instrument of transfer, if so required by Japanese laws and regulations, in form satisfactory to the Custodian, together with securities, property and cash, if any, equal in amount to the securities, property and cash held at the time in respect of the Stock under the Deposit Agreement, and all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to issue and deliver to, or upon the written order of, the person or persons stated in such order the number of American Depositary Shares to which such person is entitled, and (2) additional Stock may be deposited under this Deposit Agreement in connection with the exercise of rights to subscribe for additional Stock made available by the Depositary to Holders of ADSs pursuant to Section 4.04 or in connection with a free allotment of Stock as provided in Section 4.03, by delivery of the Stocks to the Custodian. Restricted Stock may only be deposited under this Deposit Agreement pursuant to the terms and conditions of Section 2.11 hereof.

            Stock presented for deposit at any time shall also be accompanied by
(A) (i) in the case of Stocks represented by certificates issued in registered form, appropriate instruments of transfer, in a form satisfactory to the Custodian, (ii) in the case of Stocks delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Stocks to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Stocks by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Stocks so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals


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

have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in Japan, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Stocks are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Stocks or to receive other property in respect of any such deposited Stocks or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Stocks are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Stocks for any and all purposes until the Stocks so deposited are registered in the name of the Depositary, the Custodian or any nominee.

            Upon each delivery to the Custodian of a certificate or certificates for Stock to be deposited hereunder, together with the other documents and property above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to Hitachi for transfer and recordation of the Stock being deposited in the name of the Depositary or its nominee or the Custodian or its nominee.

            Deposited Securities shall be held by the Depositary, or by the Custodian, for the account and subject to the order of the Depositary, at the designated office of the Custodian in Tokyo, Japan or at such other place or places as the Depositary shall determine.

            Upon receipt by the Custodian of a certificate or certificates for Stock to be deposited hereunder by the holder thereof, together with the other documents and property required as above specified, the Custodian shall notify the Depositary of such deposit and of the names of the person or persons to whom or upon whose written order ADSs are deliverable in respect thereof, the office of the Depositary or the Depositary's Agent, or any other office, at which such ADSs are to be delivered and, if applicable, whether Receipts are to be issued to evidence the ADSs. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in the Deposit Agreement.

            Upon receiving such notification from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall issue and deliver at its principal office in the Borough of Manhattan, The City of New York, or such other office as the Depositary may designate, to or upon the order of the person or persons named in the notice delivered to the Depositary, the applicable number of ADSs registered in the name or names requested by such person or persons, and, if applicable, issue Receipts to evidence such ADSs, but only upon payment to the Depositary of the fee of the Depositary for the issuance and delivery of such ADSs, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock; provided that, if such delivery is to be made at a place other than the principal office of the Depositary, such delivery shall be at the risk and expense of the holder of the Stock.

            SECTION 2.03. [Intentionally Omitted.]

            SECTION 2.04. Transfer of Receipts; Combinations and Split-ups. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall make transfers on its transfer books from time to time of Receipts, upon any surrender at the principal office of the Depositary or at such other offices, if any, as the Depositary may designate, of a Receipt by the holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and with all requisite New York and United States of America tax stamps affixed and duly cancelled. Thereupon the Depositary shall execute a new Receipt or Receipts, representing the same aggregate number of American Depositary Shares, and deliver or cause to be delivered the same to or upon the order of the person entitled thereto at the office where such Receipt was surrendered.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for the number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            SECTION 2.05. Surrender of ADSs and Withdrawal of Deposited Securities. Upon duly delivering the ADSs to the principal office of the Depositary or at such other offices, if any, as it may designate, for the purpose of withdrawal of the Stock and other Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of ADSs, and subject to the terms and conditions of this Deposit Agreement, the Holder of such ADSs shall be entitled to delivery, to him or upon his order, of the amount of Stock and any other Deposited Securities at the time represented by the deliverable portion of such ADSs (as defined in Section 2.06(c)). Delivery of such Stock and other Deposited Securities may be made by (i) the delivery of certificates registered in the name of such holder or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer or (ii) book-entry transfer method. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt or Receipts surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Stock and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the designated office of the Custodian in Tokyo, Japan, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Stock and any other Deposited Securities represented by such Receipt or Receipts, except that the Depositary may make delivery to such person or persons at the principal office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the deliverable portion of such Receipt or Receipts, or of any proceeds of sale of any dividends, distribution or rights, which may at the time be held by the Depositary. Such direction may be given by letter, cable, telex, SWIFT message or, at the risk and expense of the Holder, by facsimile or other means of electronic transmission.

            At the request and risk and expense of any holder so surrendering ADSs, and for the account of such holder, the Depositary shall direct the Custodian to forward a certificate or certificates or other proper documents of title for the amount of Stock and any other Deposited Securities represented by the deliverable portion of such ADSs to the Depositary for delivery at the principal office of the Depositary. Such direction shall be given by letter or, at the request and risk and expense of such holder, by cable, telex or facsimile transmission.

            SECTION 2.06. Limitations on Issuance and Delivery, and Transfer and Surrender, of ADSs.

                  (a) As a condition precedent to the issuance and delivery, transfer, split-up, combination or surrender of any ADS or any Receipt, the Depositary, any of the Depositary's Agents or the Custodian may require payment of a sum sufficient to reimburse it for any tax and other governmental charge and any stock transfer registration fee with respect thereto (including any such tax, charge or fee with respect to Stock or other securities being deposited or withdrawn), and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

                  (b) The deposit of Stock generally may be refused, the delivery of ADSs against deposits of Stock generally may be suspended, or the delivery of ADSs against the deposit of particular Stock may be withheld, or the transfer of ADSs in particular instances may be refused, or the transfer or surrender of outstanding ADSs generally may be suspended, during any period when the transfer book of the Depositary is closed, or if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or Hitachi at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or, except in the case of surrender of outstanding ADSs, for any other reason. Without limitation of the foregoing but subject to the terms of Section 2.11, the Depositary shall not knowingly accept for deposit under this Deposit Agreement or for distribution to the holders of ADSs, any Stock or other securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such securities, nor will the Depositary issue any ADSs unless a registration statement is in effect as to such ADSs.

                  (c) Upon surrender of ADSs by a Holder to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Companies Act, the Depositary will effect the delivery to such Holder, or its order, of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit or an integral multiple thereof (the "deliverable portion" of such ADSs). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares surrendered by the same holder at the same time. The Depositary will promptly advise such Holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such ADSs and shall deliver to such Holder the ADSs evidencing such non-deliverable portion or, if applicable, execute a new ADR evidencing ADSs representing such non-deliverable portion. In addition, the Depositary shall notify such Holder of the additional amount of American Depositary Shares which such Holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the American Depositary Shares of such Holder.

            SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated or be destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt and the authenticity thereof and of his ownership thereof and furnishing the Depositary with indemnification satisfactory to the Depositary.

            SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

            SECTION 2.09. Exchange of Old Receipts for Receipts Issued Hereunder. The Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to this Deposit Agreement. All ADRs issued hereunder after the date hereof, whether upon the deposit of Stocks or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the ADR attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of Old Deposit Agreement which are outstanding as of the date hereof and which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            Hitachi hereby instructs the Depositary to (i) promptly send notice of the execution of this Deposit Agreement to all holders of American depositary shares outstanding under the Old Deposit Agreement as of the date hereof and
(ii) inform holders of American depositary shares issued as "certificated American depositary shares" and outstanding under the Old Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more ADR(s) to be issued pursuant to the Deposit Agreement.

            Holders and beneficial owners of American depositary shares issued pursuant to the Old Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant to this Deposit Agreement and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Old Deposit Agreement shall not become effective as to Holders and Beneficial Owners until three (3) months after notice of the amendments effectuated by this Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

            SECTION 2.10. Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the

Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s),
(ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or Hitachi unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.02 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 4.02, 4.03, 4.04, and 4.08, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10. The

Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.10) and (b) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

            SECTION 2.11. Restricted ADSs. The Depositary shall, at the request and expense of Hitachi, establish procedures enabling the deposit hereunder of Stocks that are Restricted Securities in order to enable the holder of such Stocks to hold its ownership interests in such Restricted Stocks in the form of ADSs issued under the terms hereof (such Stocks, "Restricted Stocks"). Upon receipt of a written request from Hitachi to accept Restricted Stocks for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Stocks and the issuance of ADSs representing such deposited Restricted Stocks (such ADSs, the "Restricted ADSs," and, if applicable, the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). Hitachi shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws. The depositors of such Restricted Stocks and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Stocks, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Stocks represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or Hitachi may require. Hitachi shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Stocks withdrawn. The Restricted ADSs issued upon the deposit of Restricted Stocks shall be separately identified on the books of the Depositary and the Restricted Stocks so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Stocks and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and
(ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.11 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.11) and (b) the terms of (i) this Section
2.11 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.11 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Stocks, the Restricted ADSs and Restricted ADRs.

            If the Restricted ADRs, the Restricted ADSs and the Restricted Stocks cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Stocks are not as of such time Restricted Securities, and (y) instructions from Hitachi to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Stocks, shall (i) eliminate the distinctions and separations between the applicable Restricted Stocks held on deposit under this Section 2.11 and the other Stocks held on deposit under the terms of the Deposit Agreement that are not Restricted Stocks, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this
Section 2.11 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

                                  ARTICLE III.

          CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNER OF ADSs.

            SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any Holder or Beneficial Owner of ADSs may be required from time to time to file such proof of citizenship or residence, or other matters or other information, to execute such certificate and to make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

            SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Deposited Securities represented by any ADS, such tax or other governmental charge shall be payable by the Holder of such ADSs to the Depositary. The Depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof (after attempting by reasonable means to notify the holder prior to such sale) any part or all of the Deposited Securities represented by such ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the record Holder of such ADS remaining liable for any deficiency.

            SECTION 3.03. Warranties on Deposit of Stock. Each person depositing Stocks under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Stocks and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person,
(ii) all preemptive (and similar) rights, if any, with respect to such Stocks have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Stocks presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Stocks presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.11), and (vi) the Stocks presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Stocks, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, Hitachi and the Depositary shall be authorized, at the cost and expense of the person depositing Stocks, to take any and all actions necessary to correct the consequences thereof.

                                   ARTICLE IV.

                            THE DEPOSITED SECURITIES.

            SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend, other cash distribution on the Deposited Securities, or the proceeds from the sale of any securities or property received hereunder, the Depositary shall, subject to the provisions of Section 4.05 and subject to Depositary fees and the applicable taxes, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, provided, however, that in the event that any of the deposited Stock is not entitled, by reason of its date of issuance or otherwise, to receive the full amount of such cash distribution, the Depositary shall make an appropriate adjustment in the amount distributed to the Holders of the ADSs issued in respect of such Stock, and provided further, that in case Hitachi or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holders of ADSs a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

            SECTION 4.02. Distributions Other Than Cash, Stock or Rights. Whenever the Depositary shall receive any distribution other than cash, Stock or rights to subscribe for additional Stock upon the Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution. If in the opinion of the Depositary such proportionate distribution cannot be made among the Holders of ADSs entitled thereto, or if for any other reason (including any requirement that Hitachi or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be practicable as a whole or in part, the Depositary may adopt such method as it may deem practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof. The net proceeds of any such sale, reduced by any amount withheld on account of taxes with respect to such distribution, shall be distributed by the Depositary to the Holders of ADSs entitled thereto as in the case of a distribution received in cash.

            SECTION 4.03. Distributions in Stock. If any distribution consists of a Stock split or free allotment of Stock, the Depositary shall distribute to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional number of American Depositary Shares representing the amount of Stock or other securities received as such distribution. In lieu of delivering fractional ADSs in any such case, the Depositary may, in its discretion, sell the amount of Stock or other securities constituting the aggregate of such fractions (or ADSs representing such aggregate) and distribute the net proceeds of such sale, all in the manner and subject to the conditions described in Section 4.02.

            SECTION 4.04. Rights. Whenever Hitachi shall offer or allocate, or cause to be offered or allocated, to the holders of any Deposited Securities in whose name such securities are recorded on the transfer books of Hitachi any rights to subscribe for additional Stock, including Stock acquisition rights, such rights shall be made available by the Depositary to the Holders of ADSs in such manner as the Depositary may determine, either by the issue to the Holders entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue of any rights the Depositary determines that it is not lawful or not practicable to make such rights available to Holders of ADSs by the issue of warrants or otherwise, or if instructed by Holders of ADSs that such holders do not desire to exercise such rights, the Depositary may either
(a) allow such rights to lapse or (b) sell such rights in its discretion at public or private sale, at such place or places and upon such terms as it may deem practicable and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of ADSs entitled thereto as in the case of a distribution received in cash.

            If registration under the Securities Act of 1933 of the securities to which any rights relate may be required in order for Hitachi to offer such rights to Holders of ADSs and sell the securities represented by such rights, Hitachi agrees with the Depositary that it will either (i) file promptly a registration statement pursuant to the Securities Act of 1933 with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire or (ii) provide to the Depositary an opinion of counsel on which the Depositary may rely that distribution of rights and securities are exempt from, or do not require registration under the provisions of the Securities Act of 1933. In no event shall the Depositary make available to the Holders of ADSs any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such ADSs are in the opinion of counsel for the Depositary exempt from registration under the provisions of the Securities Act of 1933.

            SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary shall receive or hold foreign currency (i.e., a currency other than dollars), received by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time the foreign currency so received or held can in the judgment of the Depositary be converted (at the official or other rate of exchange) on a practicable basis into dollars available to the Depositary in New York City, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of ADSs entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitled the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among holders on account of Japanese exchange restrictions or otherwise. Payments in dollars in respect of any ADSs will be made, subject to applicable laws and regulations, by check drawn on the Depositary.

            If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem appropriate hereunder.

            If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a practicable basis into dollars available to it in New York City, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may, in its discretion, distribute the foreign currency received by the Depositary (or an appropriate document evidencing the right to receive such foreign currency) to the respective accounts of the Holders of ADSs entitled thereto, or the Depositary may in its discretion hold such foreign currency proceeds for the respective accounts of such Holders and distribute to them appropriate warrants or other instruments evidencing their rights to receive such foreign currency.

            If any such conversion of foreign currency in whole or in part cannot be effected as aforesaid for distribution to some Holders of ADSs entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of ADSs entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of and distribute appropriate warrants or other instruments evidencing the right to receive such foreign currency to, the persons who were Holders of ADSs entitled thereto with respect to whom such conversion could not then be effected.

            SECTION 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of notice, solicitation of consent or any other matter, the Depositary shall fix a record date, which shall be the same as, or as close as practicable, to the corresponding record date for the Deposited Securities, for the determination of the Holders of ADSs who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of
Section 4.01 and of the last paragraph of Section 4.05, the Holders of ADSs on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give instructions for the exercise of such voting rights in proportion to the number of ADSs held by them respectively. Hitachi shall give the Depositary at least 10 calendar days' written notice of the fixing of any such record date by it.

            SECTION 4.07. Voting Rights. Upon receipt of timely notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and provided not prohibited by law, provide to the Holders of ADSs a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of Hitachi, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective ADSs, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by Hitachi.

            Upon the written request of a Holder of ADSs on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such ADSs in accordance with the instructions set forth in such request. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by Hitachi to vote the Deposited Securities (a) unless the Depositary has actual knowledge of any proxy contest as to the action to be taken regarding the items to be resolved at the meeting,
(b) unless action is to be taken to authorize a merger, consolidation or amalgamation (except an amalgamation between Hitachi and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities or (c) unless Hitachi advises the Depositary in a timely received writing that it does not wish such discretionary proxy to be given; provided, that, the Depositary shall not have any obligation to give such discretionary proxy to a person designated by Hitachi if Hitachi shall not have delivered to the Depositary the representation letter described in the next paragraph.

            Prior to requesting delivery of a discretionary proxy upon the terms set forth in this Deposit Agreement, Hitachi shall deliver to the Depositary a representation letter from Hitachi (duly executed by a senior officer of Hitachi) (i) designating the person to whom any discretionary proxy should be given, (ii) confirming that Hitachi wishes such discretionary proxy to be given, and (iii) certifying that Hitachi has not and shall not request the discretionary proxy to be given as to any matter as to which a proxy contest arises, or which may materially adversely affect the rights of the holders of Stock or other Deposited Securities, or which authorizes a merger, consolidation or amalgamation (other than a merger, consolidation or amalgamation between Hitachi and one or more of its 100% owned Japanese subsidiaries). If at the time of a vote, for any reason the Depositary is unable to obtain the representation letter substantially in the form described above, the Depositary shall not vote the Stock or other Deposited Securities as to which no voting instructions have been received.

            Hitachi hereby agrees to take all action which shall at any time be deemed necessary by the Depositary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every ADS, the Holder of which shall have furnished instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request. So long as the Depositary shall act in good faith it shall not be responsible for any failure to carry out any instructions filed with it, or to comply with the provisions of any such notice, or for the manner or effect of any such vote, with or without instructions, or for not exercising any right to vote.

            Notwithstanding anything contained in this Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders of ADSs a notice that provides Holders of ADSs with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

            SECTION 4.08. Changes and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Hitachi or to which it is a party, the Depositary may, with the approval of Hitachi, and subject to applicable laws, and in such manner as the Depositary may deem practicable, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under this Deposit Agreement so that ADSs then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or on conversion. In any such case the Depositary may in its discretion issue and deliver additional ADSs as in the case of a Stock distribution, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or take such other action as may be deemed by it appropriate in the circumstances.

            SECTION 4.09. Reports. The Depositary shall make available for inspection by holders of ADSs at its principal office, any reports and communications received from Hitachi which are both (a) received by the Depositary or its nominee or the Custodian or its nominee as the holder of the Deposited Securities, and (b) made generally available to the holders of any such Deposited Securities by Hitachi. The Depositary shall also provide to Holders of ADSs copies of reports pursuant to Section 5.06 hereto when requested to so, at the expense of Hitachi.

            SECTION 4.10. Lists of Receipt Holders. Promptly upon request by Hitachi the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names ADSs are registered on the books of the Depositary.

            SECTION 4.11. Available Information. Hitachi is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended, and, accordingly, is required to file or submit certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

            SECTION 4.12. Taxation. The Depositary will, and will instruct the Custodian to, forward to Hitachi or its agents such information from its records as Hitachi may reasonably request to enable Hitachi or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or Hitachi and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from Hitachi and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, Hitachi, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

            If Hitachi (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), Hitachi shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by Hitachi, any taxes withheld by Hitachi. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by Hitachi (or its agents) of any taxes withheld, or of the payment of taxes by Hitachi, except to the extent the evidence is provided by Hitachi to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

            The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of Hitachi. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from Hitachi (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

                                   ARTICLE V.

                   THE DEPOSITARY, THE CUSTODIAN AND HITACHI.

            SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary; Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the issuance and delivery, transfer and surrender of ADSs, and if applicable, to countersign ADRs evidencing the ADSs so issued and transferred, in each case in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books for the transfer of ADSs which at all reasonable times shall be open for inspection by Hitachi and by the Holders of ADSs, provided that such inspection by a Holder shall not be for the purpose of communicating with Holders of ADSs in the interest of a business or object other than the business of Hitachi or a matter related to this Deposit Agreement or the ADSs.

            The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder. If the ADSs shall be listed on any stock exchange in New York, the Depositary shall, with the approval of Hitachi, appoint a Registrar in the Borough of Manhattan, The City of New York, for registry of the ADSs in accordance with any requirements of such exchange. Such ADSs may be removed and a substitute registrar appointed by the Depositary upon the request of or with the approval of Hitachi and to the extent required by such stock exchange. If the ADSs are listed on other stock exchanges, the Depositary will, at the request of Hitachi, arrange for such facilities for the delivery and surrender of ADSs as may be required by law or applicable stock exchange regulation.

            SECTION 5.02. Non-Performance or Delay in Performance by the Depositary or Hitachi or the Custodian or any Depositary's Agent. Neither the Depositary nor Hitachi shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability
(i) if the Depositary or Hitachi shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, Japan or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation of Hitachi or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of Hitachi or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stocks for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

            The Depositary, its controlling persons, its agents, any Custodian and Hitachi, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

            SECTION 5.03. Liability of the Depositary, Hitachi, the Custodian and the Depositary's Agent. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of ADSs other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

            Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

            Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of ADSs, or any other person believed by it in good faith to be competent to give such advice or information, or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary or Hitachi or the Custodian or any Depositary's Agent may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            The Depositary, any Depositary's Agent, any Registrar and the Custodian may own and deal in any class of securities of Hitachi and its affiliates and in ADSs.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

            SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to Hitachi, such resignation to take effect upon the earlier of (i) the 30th day after delivery thereof to Hitachi (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02), or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by Hitachi upon written notice of such removal delivered to the Depositary, effective upon the later of
(i) the 30th day after delivery of such notice thereof to the Depositary (whereupon the Depositary shall be entitled to take actions contemplated in Section 6.02), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In the event of the resignation or removal of the Depositary and appointment of a successor depositary, Hitachi shall make arrangements satisfactory to the Depositary whereby outstanding Receipts may be exchanged, if applicable, without charge to the holders of the outstanding Receipts, for new Receipts issued by the successor depositary, and if requested by the Depositary, Hitachi shall take such steps as may be reasonably practicable under the circumstances to cause such outstanding Receipts to be so exchanged.

            In case at any time the Depositary acting hereunder shall resign or be removed, Hitachi shall, use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to Hitachi an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09). The predecessor depositary, upon payment of all sums due it and on the written request of Hitachi shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs. Any such successor depositary shall promptly mail notice of its appointment to the Holders of ADSs.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            SECTION 5.05. The Custodian. The Depositary has appointed Mizuho Corporate Bank, Ltd. as Custodians and agents of the Depositary for the purposes of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. Upon the resignation or removal of the Custodian, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Promptly after any such change of the Custodian the Depositary shall provide notice thereof to all Holders of ADSs.

            Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

            SECTION 5.06. Notices and Reports. On or before the first date of giving by Hitachi of notice by publication or otherwise, of any meeting of holders of Stock or other Deposited Securities, or of any adjourned meeting of such holders of Stock, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, Hitachi agrees to transmit in an expeditious manner to the Depositary a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Stock or such other Deposited Securities.

            The Depositary will, at Hitachi's expense, promptly provide copies thereof to all Holders of ADSs or make such notices, reports and other communications available to all Holders of ADSs on a basis similar to that for holders of Stock or other Deposited Securities or on such other basis as Hitachi may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. In addition, the Depositary will make available at its principal office in New York, at the expense of Hitachi, sufficient copies of each notices and other reports and communications to supply Holders of ADSs with such copies as they may reasonably request.

            SECTION 5.07. Issuance of Additional Stock, etc. In the event Hitachi or any person or company directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Hitachi proposes (i) an issuance, sale or distribution of additional Stocks,
(ii) an offering of rights to subscribe for Stocks or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Stocks, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Stocks, (v) an elective dividend of cash or Stocks, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended, and the securities laws of the states of the U.S.). In support of the foregoing, upon reasonable request of the Depositary, Hitachi will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or
(2) is exempt from the registration requirements of the Securities Act and (b) an opinion of the Japanese counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Japan and (2) all requisite regulatory consents and approvals have been obtained in Japan. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, Hitachi determines that a transaction is required to be registered under the Securities Act of 1933, Hitachi will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933 or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933. Hitachi agrees with the Depositary that neither Hitachi nor person or company directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Hitachi will at any time (i) deposit any Stocks or other Deposited Securities, either upon original issuance or upon a sale of Stocks or other Deposited Securities previously issued and reacquired by Hitachi or by any such affiliate, or (ii) issue additional Stocks, rights to subscribe for such Stocks, securities convertible into or exchangeable for Stocks or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended, and the securities laws of the states of the U.S.). Notwithstanding anything else contained in this Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate Hitachi to file any registration statement in respect of any proposed transaction.

            SECTION 5.08. Indemnification. Hitachi agrees to indemnify the Depositary, the Custodian, any Depositary's Agent and any Registrar under this Deposit Agreement against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the applicable Receipts, as the same may be amended, modified or supplemented from time to time (1) by either the Depositary, the Custodian, any Depositary's Agent or such Registrar, except for any liability arising out of negligence or bad faith, or (2) by Hitachi or any of its agents.

            SECTION 5.09. Charges and Expenses. Hitachi, the Holders and Beneficial Owners of ADSs, and any persons depositing Stock or surrendering ADSs for cancellation and withdrawal of Deposited Securities agrees to pay all charges and expenses of the Depositary identified as payable by them respectively in the Charges of the Depositary attached as Exhibit B hereto, and those of any Registrar under this Deposit Agreement. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and Hitachi, but, in the case of fees and charges payable by holders and beneficial owners of ADSs, only in the manner contemplated in
Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Fees of the Depositary payable upon (i) deposit of Stocks against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) of ADSs and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) of ADSs in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders of ADSs as of the applicable ADS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of (x) distributions other than cash and (y) the Depositary service fee, the Depositary will invoice the applicable Holders of ADSs as of the ADS record date established by the Depositary. For ADSs held through DTC, the Depositary fees and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may remit to Hitachi all or a portion of the Depositary fees charged for the reimbursement of, and/or reimburse Hitachi for, certain expenses incurred by Hitachi in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as Hitachi and the Depositary may agree from time to time. Hitachi shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and Hitachi may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between Hitachi and the Depositary. Unless otherwise agreed, the Depositary shall present to Hitachi its statement for such charges and expenses payable by Hitachi no more frequently than once each month. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

            SECTION 5.10. [Intentionally Omitted.]

            SECTION 5.11. Withholding of Japanese Tax. Hitachi shall to the extent required by Japanese laws and regulations withhold the tax on any dividend or distribution made by it to its stockholders and shall advise the Custodian of the applicable withholding rate or rates and the total amount of yen so withheld for each country. Hitachi will remit to the appropriate governmental agency all sums withheld and will make all necessary reports and filings.

            SECTION 5.12. Change in Unit. Hitachi agrees that it shall give notice to Holders of ADSs of any amendment to its Articles of Incorporation changing the number of shares of Stock previously designated as a Unit, at least three months prior to the effectiveness of such amendment. Notwithstanding the foregoing, however, if the number of shares of Stock proposed to be designated as a Unit pursuant to an amendment to Hitachi's Articles of Incorporation is a number evenly divisible into the number of shares of Stock then designated as a Unit, Hitachi shall give notice to Holders of ADSs of such amendment at least two weeks prior to the effectiveness of such amendment.

            SECTION 5.13. Pre-Release Transactions. Subject to the further terms and provisions of this Section 5.13, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of Hitachi and its affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Stocks or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Stocks pursuant to Section 2.02

(each, a "Pre-Release Transaction") and (ii) deliver Stocks upon the prior receipt and cancellation of ADSs pursuant to Section 2.05, including ADSs which were issued under (i) above but for which Stocks may not have been received. The Depositary may receive ADSs in lieu of Stocks under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Stocks that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Stocks in its records and to hold such Stocks in trust for the Depositary until such Stocks are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Stocks, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, including (i) due to a decrease in the number of ADSs outstanding that causes the existing Pre-Release Transaction to exceed the limit stated above, or (ii) where otherwise appropriate in light of existing market conditions.

            The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the holders of ADSs (other than the Applicant).

                                   ARTICLE VI.

                           AMENDMENT AND TERMINATION.

            SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between Hitachi and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees or charges or have the effect of increasing any fees or charges (other than taxes and other governmental charges or the fees of the Depositary for the issuance and delivery of certain ADSs and the cancellation and withdrawal of ADSs which are payable by the Holders thereof as provided in Section 5.09) or which shall otherwise prejudice any substantial existing right of Holders of ADSs shall, however, not become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder and Beneficial Owner of an outstanding ADS at the time any such amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby.

            SECTION 6.02. Termination. The Depositary shall, if Hitachi so requests, terminate this Deposit Agreement by providing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.

            The Depositary may likewise terminate this Deposit Agreement if at any time 30 days shall have expired after the Depositary shall have delivered to Hitachi a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in
Section 5.04.

            If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of ADSs, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of termination for non-appointment of a successor depositary) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividend or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary. At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of ADSs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account to Holders of ADSs for such net proceeds and other cash. Upon the termination of this Deposit Agreement, Hitachi shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, the Custodian, any Depositary's Agent and the Registrar under Sections 5.08 and 5.09 hereof.

                                  ARTICLE VII.

                                 MISCELLANEOUS.

            SECTION 7.01. Agreement May Be Executed in Counterparts; Filing of Copies. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary, each Depositary's Agent and the Custodian and shall be open to inspection at the principal office of the Depositary, the principal office of any Depositary's Agent and the designated office of the Custodian by any holder of ADSs during business hours.

            SECTION 7.02. Agreement for Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

            SECTION 7.03. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Holders and Beneficial Owners of ADSs are Parties. The Holders and Beneficial Owners from time to time of ADSs issued hereunder shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the applicable Receipts by acceptance thereof.

            SECTION 7.05. Notices. Any and all notices to be given to Hitachi shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to Hitachi, Ltd., 6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8280, Japan,
Attention: Legal Division (facsimile number: +81 3 4564 2148), or any other place to which Hitachi may have transferred its main office.

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: ADR Department (facsimile number: 212 816 6865), or any other place where the Depositary may then have its principal office.

            Any and all notices to be given to any Holder of ADSs shall be deemed to have been duly given if (a) personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the transfer books of the Depositary, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request, or (b) if a Holder of ADSs shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by such holder for such purpose. Notice to Holders of ADSs shall be deemed to be notice to Beneficial Owners of ADSs for all purposes of the Deposit Agreement. Failure to notify a Holder of ADSs or any defect in the notification to a Holder of ADSs shall not affect the sufficiency of notification to other Holders of ADSs or to the Beneficial Owners of ADSs.

            Delivery of a notice sent by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission message) is deposited, postage prepaid, in a post-office letter box. The Depositary or Hitachi may, however, act upon any cable, telex or facsimile transmission message received by it from the other or from any record holder of ADSs, notwithstanding that such cable, telex or facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

            Delivery of a notice by means of electronic messaging shall be deemed to be effected at the time of the initiation of the transmission by the sender (as show on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

            SECTION 7.06. Appointment of Depositary's Agents. The Depositary may, with the consent of Hitachi, which consent shall not be unreasonably withheld, from time to time and may at any time appoint Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary may from time to time appoint other agents for the purposes of the Deposit Agreement. The Depositary will notify Hitachi of any such action. Each Depositary's Agent shall perform such duties and exercise such rights of the Depositary consistent with this Deposit Agreement as the Depositary shall specify in writing to such Depositary's Agent and each Depositary's Agent shall be subject to the direction and control of the Depositary in respect of matters arising under this Deposit Agreement.

            SECTION 7.07. Actions Designed to Prevent Stock Transfer. Anything herein contained to the contrary notwithstanding, Hitachi agrees that it will not, at any time, take any action designed to prevent the transfer of its Stock generally if such action will impair or diminish the ability of a holder of ADSs legally to convert such ADSs into valid shares of Stock at all times while such other action is effective.

            SECTION 7.08. [Intentionally Omitted.]

            SECTION 7.09. Amendment and Restatement. This Deposit Agreement amends and restates as of the date first set forth above the amended and restated deposit agreement dated as of March 6, 1981, as further amended by amendment no. 1 to amended and restated deposit agreement, dated as of February 17, 1982, by and among Hitachi, Citibank, N.A., as Depositary, and the holders and beneficial owners of American depositary shares issued thereunder.

            SECTION 7.10. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning of interpretation of any provision contained herein or in the Receipts.

            SECTION 7.11. Governing Law and Jurisdiction. This Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to contracts made and to be performed in that State. Notwithstanding anything contained in this Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Stocks and of any other Deposited Securities and the obligations and duties of Hitachi in respect of the holders of Stocks and other Deposited Securities, as such, shall be governed by the laws of Japan (or, if applicable, such other laws as may govern the Deposited Securities).

            Hitachi and the Depositary agree that the federal or state courts in the City of New York ("New York Courts") shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such New York Courts. Upon execution of this Deposit Agreement, Hitachi irrevocably designates, appoints and empowers National Corporate Research, Ltd., (the "Agent") now located at 225 W. 34th Street, Suite 910, New York, NY 10122 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or in connection with this Deposit Agreement brought against Hitachi in any New York Court. If for any reason the Agent shall cease to be available to act as such, Hitachi agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.11 reasonably satisfactory to the Depositary. Hitachi further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding arising out of or in connection with this Deposit Agreement brought against Hitachi in any New York Court, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Hitachi by registered or certified air mail, postage prepaid, to its address provided in
Section 7.05 hereof. Hitachi agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

            Hitachi irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings arising out of or in connection with this Deposit Agreement brought by the Depositary in any New York Court as provided in this Section 7.11, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought in any such New York Court has been brought by the Depositary in an inconvenient forum. Hitachi irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim in any action arising out of or in connection with this Deposit Agreement brought by the Depositary in any New York Court as provided in this Section 7.11, any right of immunity from such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, any action brought by the Depositary in any New York Court under this Deposit Agreement, any ADR or the Deposited Securities.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement. The provisions of this
Section 7.11 shall survive any termination of this Deposit Agreement, in whole or in part.

            IN WITNESS WHEREOF, HITACHI, LTD. and CITIBANK, N.A. have duly executed this Second Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of ADSs shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

                                              HITACHI, LTD.

                                              By:_______________________________
                                                   Name:
                                                   Title:


                                              CITIBANK, N.A.

                                              By:_______________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT A

                      [FORM OF] AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES

                               FOR COMMON STOCK OF

                                  HITACHI, LTD.

                      (KABUSHIKI KAISHA HITACHI SEISAKUSHO)

                     (Incorporated under the Laws of Japan)

No........................                American Depositary Shares (Each such
                                          ADS representing 10 shares of Common
                                          Stock, without par value, of Hitachi,
                                          Ltd. (Kabushiki Kaisha Hitachi
                                          Seisakusho))

            (1) CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America, presently having its principal office at 388 Greenwich Street, New York, New York 10013, as Depositary (herein called the Depositary), hereby certifies that

            is the owner of            American Depositary Shares, representing
shares in registered form of the Common Stock, without par value (herein called Stock), of Hitachi, Ltd. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan (herein called Hitachi). Each such American Depositary Share represents 10 shares of Stock and any and all other securities, property and cash received by the Depositary or the Custodian in respect of such Stock and held under the Deposit Agreement (herein collectively called Deposited Securities). The Deposited Securities are deposited at the designated office in Tokyo, Japan, of Mizuho Corporate Bank, Ltd. (herein called the Custodian), as agent of the Depositary. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each beneficial owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

            (2) The Deposit Agreement. This American Depositary Receipt is one of a continuing issue provided by Hitachi (such issue of American Depositary Receipts being herein called the Receipts), all evidencing rights of similar tenor with respect to Stock deposited under, and all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of [Date], 2007 (herein called the Deposit Agreement), which amends and restates the amended and restated deposit agreement, dated as of March 6, 1981 and as amended as of February 17, 1982, by and among Hitachi, the Depositary, and all holders and beneficial owners from time to time of ADSs issued thereunder, each of whom by accepting an ADS agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of ADSs and the rights and duties of the Depositary in respect of the Stock and Deposited Securities. Copies of the Deposit Agreement are on file at the principal office of the Depositary, the designated office of the Custodian in Tokyo, Japan and the office of each Depositary's Agent. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

            (3) Withdrawal of Deposited Securities. Upon surrender at the principal office of the Depositary, currently located at 388 Greenwich Street, New York, New York 10013, of the payment of the fee of the Depositary as provided in the Charges of the Depositary set forth in Exhibit B to the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of the Stock and any other Deposited Securities at the time represented by this Receipt. Upon surrender of this Receipt or any Receipts by a holder thereof to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Companies Act, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit (as said term shall be defined in accordance with the terms of the Deposit Agreement) or an integral multiple thereof (the "deliverable portion" of such Receipt or Receipts). The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of American Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the American Depositary Shares of such holder. Delivery of such Stock or other Deposited Securities may be made by the delivery of certificates registered in the name of the holder hereof or as ordered by him, or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made without unreasonable delay and, at the option of the holder hereof, either at the designated office of the Custodian in Tokyo, Japan or at the principal office of the Depositary, provided that the forwarding of Stock certificates or other Deposited Securities for such delivery in The City of New York shall be at the risk and expense of the holder hereof.

            (4) Transfers, Split-ups, Combinations of Receipts. This Receipt is transferable on the books of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            (5) Conditions to Execution and Delivery, Transfer, etc. of Receipts or Distribution or Sale of Dividends or Rights. As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer registration fee with respect thereto (including any such tax, charge or fee with respect to Stock or other securities being deposited or withdrawn) and payment of any applicable fees as provided in paragraph (10) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of citizenship or residence or other matters or other information, and to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

            (6) Suspension of Delivery, Transfer, etc. The delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against the deposit of particular Stock may be withheld, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer book of the Depositary is closed, or if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or Hitachi at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or, except in the case of surrender of outstanding Receipts, for any other reason. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement or for distribution to the holders of Receipts, any Stock or other securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such securities nor will the Depositary issue any Receipts unless a registration statement is in effect as to such Receipts.

            (7) Liability of Holder for Taxes. Any tax or other governmental charge payable with respect to any Deposited Securities represented hereby shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt, or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder hereof (after attempting by reasonable means to notify the holder prior to such sale) any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the record holder hereof remaining liable for any deficiency.

            (8) Warranties as to Stock, etc. Each person depositing Stocks under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Stocks and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Stocks have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Stocks presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and
(v) the Stocks presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section
2.11 of the Deposit Agreement), and (vi) the Stocks presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Stocks, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, Hitachi and the Depositary shall be authorized, at the cost and expense of the person depositing Stocks, to take any and all actions necessary to correct the consequences thereof.

            (9) Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Hitachi and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose any fees or charges or have the effect of increasing any fees or charges other than as provided in paragraph (10) of this Receipt and in Exhibit B of the Deposit Agreement or which shall otherwise prejudice any substantial existing right of holders of ADSs shall not become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment shall have been given to the holders of outstanding ADSs. Every holder of an outstanding ADS at the time any such amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

            (10) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Stocks or to whom ADSs are issued upon the deposit of Stocks, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances as a result of distributions described in paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs; and

            (vi) Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

            In addition, Holders, Beneficial Owners, persons depositing Stocks and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Stocks or other Deposited Securities on the share register and applicable to transfers of Stocks or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Stocks or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Stocks, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Hitachi but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (9) of this ADR and as contemplated in the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary Fees payable upon (i) deposit of Stocks against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS record date established by the Depositary. For ADSs held through DTC, the Depositary fees and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may remit to Hitachi all or a portion of the Depositary fees charged for the reimbursement of, and/or reimburse Hitachi for, certain expenses incurred by Hitachi in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as Hitachi and the Depositary may agree from time to time. Hitachi shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and Hitachi may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between Hitachi and the Depositary. Unless otherwise agreed, the Depositary shall present to Hitachi its statement for such expenses and fees or charges once each month. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

            (11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to each certificated ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery hereof with the same effect as in the case of a certificated security under the laws of the State of New York, provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the record holder hereof for the time being as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

            (12) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend, other cash distribution on the Deposited Securities, or the proceeds from the sale of any securities or property received hereunder, the Depositary shall, subject to the provisions of Section 4.05 of the Deposit Agreement and subject to Depositary fees and the applicable taxes, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, provided, however, that in the event that any of the deposited Stock is not entitled, by reason of its date of issuance or otherwise, to receive the full amount of such cash distribution, the Depositary shall make an appropriate adjustment in the amount distributed to the Holders of the ADSs issued in respect of such Stock, and provided further, that in case Hitachi or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holders of ADSs a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Whenever the Depositary shall receive any distribution other than cash, Stock or rights to subscribe for additional Stock upon the Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution. If in the opinion of the Depositary such proportionate distribution cannot be made among the Holders of ADSs entitled thereto, or if for any other reason (including any requirement that Hitachi or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be practicable as a whole or in part, the Depositary may adopt such method as it may deem practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof. The net proceeds of any such sale, reduced by any amount withheld on account of taxes with respect to such distribution, shall be distributed by the Depositary to the Holders of ADSs entitled thereto as in the case of a distribution received in cash. If any distribution consists of a Stock split or free allotment of Stock, the Depositary shall distribute to the Holders of ADSs entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional number of American Depositary Shares representing the amount of Stock or other securities received as such distribution. In lieu of delivering fractional ADSs in any such case, the Depositary may, in its discretion, sell the amount of Stock or other securities constituting the aggregate of such fractions (or ADSs representing such aggregate) and distribute the net proceeds of such sale, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.

            (13) Rights. Whenever Hitachi shall offer or allocate, or cause to be offered or allocated, to the holders of any Deposited Securities in whose name such securities are recorded on the transfer books of Hitachi any rights to subscribe for additional Stock, including Stock acquisition rights, such rights shall be made available by the Depositary to the Holders of ADSs in such manner as the Depositary may determine, either by the issue to the Holders entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue of any rights the Depositary determines that it is not lawful or not practicable to make such rights available to Holders of ADSs by the issue of warrants or otherwise, or if instructed by Holders of ADSs that such holders do not desire to exercise such rights, the Depositary may either (a) allow such rights to lapse or (b) sell such rights in its discretion at public or private sale, at such place or places and upon such terms as it may deem practicable and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of ADSs entitled thereto as in the case of a distribution received in cash. If registration under the Securities Act of 1933 of the securities to which any rights relate may be required in order for Hitachi to offer such rights to Holders of ADSs and sell the securities represented by such rights, Hitachi agrees with the Depositary that it will either (i) file promptly a registration statement pursuant to the Securities Act of 1933 with respect to such rights and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire or (ii) provide to the Depositary an opinion of counsel on which the Depositary may rely that distribution of rights and securities are exempt from, or do not require registration under the provisions of the Securities Act of 1933. In no event shall the Depositary make available to the Holders of ADSs any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such ADSs are in the opinion of counsel for the Depositary exempt from registration under the provisions of the Securities Act of 1933.

            (14) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of notice, solicitation of consent or any other matter, the Depositary, subject to the terms of the Deposit Agreement, shall fix a record date, which shall be the same as, or as close as practicable to the corresponding record date for the Deposited Securities, for the determination of the Holders of ADSs who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

            (15) Voting Deposited Securities. Upon receipt of timely notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and provided not prohibited by law, provide to the Holders of ADSs a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of Hitachi, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective ADSs, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by Hitachi. Upon the written request of a Holder of ADSs on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such ADSs in accordance with the instructions set forth in such request. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by Hitachi to vote the Deposited Securities (a) unless the Depositary has actual knowledge of any proxy contest as to the action to be taken regarding the items to be resolved at the meeting,
(b) unless action is to be taken to authorize a merger, consolidation or amalgamation (except an amalgamation between Hitachi and one or more of its 100% owned Japanese subsidiaries) or on any other matter which may affect substantially the rights or privileges of the holders of such Stock or other Deposited Securities or (c) unless Hitachi advises the Depositary in a timely received writing that it does not wish such discretionary proxy to be given; provided, that, the Depositary shall not have any obligation to give such discretionary proxy to a person designated by Hitachi if Hitachi shall not have delivered to the Depositary the representation letter described in the next paragraph.

            Prior to requesting delivery of a discretionary proxy upon the terms set forth in the Deposit Agreement, Hitachi shall deliver to the Depositary a representation letter from Hitachi (duly executed by a senior officer of Hitachi) (i) designating the person to whom any discretionary proxy should be given, (ii) confirming that Hitachi wishes such discretionary proxy to be given, and (iii) certifying that Hitachi has not and shall not request the discretionary proxy to be given as to any matter as to which a proxy contest arises, or which may materially adversely affect the rights of the holders of Stock or other Deposited Securities, or which authorizes a merger, consolidation or amalgamation (other than a merger, consolidation or amalgamation between Hitachi and one or more of its 100% owned Japanese subsidiaries). If at the time of a vote, for any reason the Depositary is unable to obtain the representation letter substantially in the form described above, the Depositary shall not vote the Stock or other Deposited Securities as to which no voting instructions have been received.

            Hitachi hereby agrees to take all action which shall at any time be deemed necessary by the Depositary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every ADS, the Holder of which shall have furnished instructions to the Depositary as aforesaid, in accordance with the instructions set forth in such request. So long as the Depositary shall act in good faith it shall not be responsible for any failure to carry out any instructions filed with it, or to comply with the provisions of any such notice, or for the manner or effect of any such vote, with or without instructions, or for not exercising any right to vote. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders of ADSs a notice that provides Holders of ADSs with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

            (16) Changes Affecting Deposited Securities. Upon any split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Hitachi or to which it is a party, the Depositary may, with the approval of Hitachi, and subject to applicable laws, and in such manner as the Depositary may deem practicable, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement so that ADSs then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or on conversion. In any such case the Depositary may in its discretion issue and deliver additional ADSs as in the case of a Stock distribution, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or take such other action as may be deemed by it appropriate in the circumstances.

            (17) Available Information; Reports; Inspection of Transfer Books. Hitachi is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended, and, accordingly, is required to file or submit certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549. The Depositary will make available for inspection by holders of ADSs at its principal office any reports and communications received from Hitachi which are both (a) received by the Depositary or its nominee or the Custodian or its nominee as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by Hitachi. The Depositary will also send to Holders of ADSs copies of certain other reports and financial statements to the extent provided in the Deposit Agreement when furnished by Hitachi. The Depositary will keep books for the transfer of ADSs which at all reasonable times will be open for inspection by Hitachi and the Holders of ADSs, provided that such inspection by a Holder shall not be for the purpose of communicating with Holders of ADSs in the interest of a business or object other than the business of Hitachi or a matter related to the Deposit Agreement or the ADSs.

            (18) Liability of the Depositary, Hitachi, the Custodian and the Depositary's Agents. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of ADSs other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor Hitachi nor the Custodian nor any Depositary's Agent shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of ADSs, or any other person believed by it in good faith to be competent to give such advice or information, or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary or Hitachi or the Custodian or any Depositary's Agent may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary, any Depositary's Agent, any Registrar and the Custodian may own and deal in any class of securities of Hitachi and its affiliates and in ADSs. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. Hitachi will indemnify the Depositary, any Depositary's Agent, any Registrar and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, (1) by either the Depositary, any Depositary's Agent, any Registrar or the Custodian except for any liability arising out of the negligence or bad faith or (2) by Hitachi or any of its agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof or of the Deposit Agreement.

            (19) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to Hitachi, such resignation to take effect upon the earlier of (i) the 30th day after delivery thereof to Hitachi (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Deposit Agreement), or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and provided in the Deposit Agreement. The Depositary may at any time be removed by Hitachi upon written notice of such removal delivered to the Depositary, effective upon the later of (i) the 30th day after delivery of such notice thereof to the Depositary (whereupon the Depositary shall be entitled to take actions contemplated in Section 6.02 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and provided in the Deposit Agreement. In the event of the resignation or removal of the Depositary and appointment of a successor depositary, Hitachi shall make arrangements satisfactory to the Depositary whereby outstanding Receipts may be exchanged, if applicable, without charge to the holders of the outstanding Receipts, for new Receipts issued by the successor depositary, and if requested by the Depositary, Hitachi shall take such steps as may be reasonably practicable under the circumstances to cause such outstanding Receipts to be so exchanged. In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, Hitachi shall, use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to Hitachi an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of Hitachi shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs. Any such successor depositary shall promptly mail notice of its appointment to the Holders of ADSs. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor Depositary without the execution or filing of any document or any further act.

            (20) Termination of Deposit Agreement. The Depositary shall, if Hitachi so requests, terminate the Deposit Agreement by providing notice of such termination to the record holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 30 days shall have expired after the Depositary shall have delivered to Hitachi a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of ADSs, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of termination for non-appointment of a successor depositary) or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary. At any time after the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of ADSs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account to holders of ADSs for such net proceeds and other cash. Upon the termination of the Deposit Agreement, Hitachi shall be discharged from all obligations thereunder except for its obligations to the Depositary, the Custodian, any Depositary's Agent and the Registrar with respect to indemnification and the Depositary's charges and expenses.

            (21) Depositary's Agents. The Depositary may, with the consent of Hitachi, from time to time appoint Depositary's Agents for the purpose of the Deposit Agreement. The Depositary may vary or terminate the appointment of such Depositary's Agent. The Depositary may from time to time appoint other agents for purposes of the Deposit Agreement.

            (22) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (22) and Section 5.13 of the Deposit Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of Hitachi and its affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Stocks or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Stocks pursuant to Section 2.02 of the Deposit Agreement (each, a "Pre-Release Transaction") and (ii) deliver Stocks upon the prior receipt and cancellation of ADSs pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Stocks may not have been received. The Depositary may receive ADSs in lieu of Stocks under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Stocks that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Stocks in its records and to hold such Stocks in trust for the Depositary until such Stocks are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Stocks, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate,
(b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, including (i) due to a decrease in the number of ADSs outstanding that causes the existing Pre-Release Transactions to exceed the limit stated above, or (ii) where otherwise appropriate in light of existing market conditions. The Depositary may also set limits with respect to the number of ADSs and Stocks involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the holders of ADSs (other than the Applicant).

            (23) Governing Law. This Receipt shall be interpreted and all rights hereunder and provisions hereof shall be governed by the laws of the State of New York. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock, and the duties and obligations of Hitachi in respect of such holders, as such, shall be governed by the laws of Japan.

Dated: .....................

                                                     CITIBANK, N.A.
                                                       Depositary


                                                     By ........................
                                                        Vice President

Countersigned:


.............................
   Authorized Signature

            The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM--as tenants in common

            TEN ENT--as tenants by the entireties

            JT TEN--as joint tenants with right of survivorship and not as tenants in common

            UNIF GIFT MIN ACT-- .....................Custodian .................
                                         (Cust)                    (Minor)

                          under Uniform Gifts to Minors Act ....................
                                                                  (State)

            Additional abbreviations may also be used though not in the above list.

            Please Insert Social Security or Other
              Identifying Number of Assignee

            For VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto .................................................................
.................................................................................
...................... the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints .
........................................... attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated .....................

                                                 Signature .....................

Signature Guaranteed:

            NOTE: The Signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement, or any change whatever.

                                    EXHIBIT B

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

Depositary Fees

            Hitachi, the Holders, the Beneficial Owners and the persons depositing Stocks or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

-----------------------------------------------------------------------------------------------------------------
            Service                                  Rate                              By Whom Paid
-----------------------------------------------------------------------------------------------------------------
(1)   Issuance of ADSs upon deposit  Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
      of Stocks (excluding           fraction thereof) issued.             receiving ADSs.
      issuances as a result of
      distributions described in
      paragraph (4) below).
-----------------------------------------------------------------------------------------------------------------
(2)   Delivery of Deposited          Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for
      Securities against surrender   fraction thereof) surrendered.        purpose of withdrawal of
      of ADSs.                                                             Deposited Securities or person to whom
                                                                           Deposited Securities are delivered.
-----------------------------------------------------------------------------------------------------------------
(3)   Distribution of cash           Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
      dividends or other cash        fraction thereof) held.
      distributions (i.e., sale of
      rights and other
      entitlements).
-----------------------------------------------------------------------------------------------------------------
(4)   Distribution of ADSs pursuant  Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
      to (i) stock dividends or      fraction thereof) held.
      other free stock
      distributions, or
      (ii) exercise of rights to
      purchase additional ADSs.
-----------------------------------------------------------------------------------------------------------------
(5)   Distribution of securities     Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
      other than ADSs or rights to   fraction thereof) held.
      purchase additional ADSs
      (i.e., spin-off shares).
-----------------------------------------------------------------------------------------------------------------
(6)   Depositary Services.           Up to U.S. $5.00 per 100 ADSs (or     Person holding ADSs on applicable
                                     fraction thereof) held.               record date(s) established by the
                                                                           Depositary.
-----------------------------------------------------------------------------------------------------------------

Charges

            Holders, Beneficial Owners, persons depositing Stocks and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Stocks or other Deposited Securities on the share register and applicable to transfers of Stocks or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Stocks or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Stocks, Deposited Securities, ADSs and ADRs; and

(vi) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.


                                      B-2